SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

  Date of Report (Date of Earliest event Reported): May 13, 2005 (May 11, 2005)

                               WINWIN GAMING, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

        Delaware                  0-21566                84-1219819
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     (State or Other      (Commission File Number)      (IRS Employer
     Jurisdiction of                                 Identification No.)
    Incorporation or
      Organization)

              8687 West Sahara, Suite 201, Las Vegas, Nevada 89117
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                     Address of Principal Executive Offices
                                    Zip Code

                                 (702) 233-4138

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               Registrant's Telephone Number, Including Area Code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.

      The information set forth under Item 2.01 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets.

      On May 11, 2005, the Company and its indirect subsidiary, WinWin Wireless, LLC, a Delaware limited liability company ("Wireless"), entered into a Share Exchange Agreement with Pixiem, Inc., a Delaware corporation ("Pixiem"), and Pixiem's three major shareholders ("Major Shareholders") whereby Wireless acquired from the Major Shareholders all of their shares of Pixiem common stock. On May 11, 2005, Wireless entered into separate Stock Exchange Agreements with Pixiem and each of the other shareholders of Pixiem whereby Wireless acquired from each shareholder all of their shares of Pixiem common stock. In exchange for all of the issued and outstanding shares of Pixiem common stock acquired by Wireless under the Share Exchange Agreement and each of the Stock Exchange Agreements, the Company issued an aggregate of 3,000,000 shares of Company Common Stock to the Pixiem shareholders. The total investment by the Company in Pixiem is valued at approximately $1.8 million. Pixiem is engaged in developing and publishing mobile applications for the wireless entertainment market in North and South America, Europe and Asia.

Item 3.02  Unregistered Sales of Equity Securities.

      On May 11, 2005, the Company issued an aggregate of 3,000,000 shares of its restricted common stock to the Pixiem shareholders pursuant to the Share Exchange Agreement and the Stock Exchange Agreements described above. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares issued to the Pixiem shareholders contain a legend restricting their transferability absent registration or applicable exemption. The Pixiem shareholders received current information concerning the Company prior to the date of the share exchange.

Item 9.01   Financial Statements and Exhibits.

      (a) Financial Statements of Business Acquired

      The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

      (b) Pro Forma Financial Information

      The pro-forma financial statements required by this item are not included with this initial report. The required pro-forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

      (c) Exhibits


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Exhibit  Description
No.      -----------
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2.1            Share Exchange Agreement dated May 11, 2005 by and among
         WinWin Wireless, LLC, WinWin Gaming, Inc., Pixiem, Inc., Hongsuk Lee, Sung B. Lee and Benjamin F. Davis III (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

2.2 Form of Stock Exchange Agreement dated May 11, 2005 by and among WinWin Wireless, LLC, Pixiem, Inc. and each of the other shareholders of Pixiem, Inc. who were not a party to the Share Exchange Agreement in Exhibit 2.1.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 13, 2005

                               WINWIN GAMING, INC.


                    By: /s/ Larry Goldman
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                            Larry Goldman, Chief Financial Officer and Treasurer